UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

KraneShares Trust
(Exact name of registrant as specified in its charter)

Delaware
(State of incorporation or organization)

1270 Avenue of the Americas, 22nd Floor New York, New York	10020
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of the exchange on which each class is to be registered	I.R.S. Employer Identification No.
KFA Large Cap Quality Dividend Index ETF, shares of beneficial interest, no par value	NYSE Arca, Inc.	83- 4389138
KFA Small Cap Quality Dividend Index ETF, shares of beneficial interest, no par value	NYSE Arca, Inc.	83- 4378742

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-180870.

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable

Information Required In Registration Statement

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of KFA Large Cap Quality Dividend Index ETF, a series of KraneShares Trust (the “Trust”), to be registered hereunder is set forth in Post-Effective Amendment No. 191 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-180870; 811-22698) as filed with the Securities and Exchange Commission on June 4, 2019, which description is incorporated herein by reference. Any form of supplement to the Registration Statement subsequently filed, is hereby also incorporated by reference herein.

A description of the shares of beneficial interest, no par value, of KFA Small Cap Quality Dividend Index ETF, a series of KraneShares Trust (the “Trust”), to be registered hereunder is set forth in Post-Effective Amendment No. 191 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-180870; 811-22698) as filed with the Securities and Exchange Commission on June 4, 2019, which description is incorporated herein by reference. Any form of supplement to the Registration Statement subsequently filed, is hereby also incorporated by reference herein.

Item 2.	Exhibits.

1.       The Trust’s Certificate of Trust, dated February 3, 2012, is incorporated herein by reference to Exhibit (a)(1) to the Trust’s Registration Statement on Form N-1A (File Nos. 333-180870 and 811-22698), as filed with the Securities and Exchange Commission on April 20, 2012.

2.       The Trust’s Amended and Restated Declaration of Trust, dated June 7, 2017, is incorporated herein by reference to Exhibit (a)(2) of Post-Effective Amendment No. 145 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-180870 and 811-22698), as filed with the Securities and Exchange Commission on June 19, 2017.

3.       The Trust’s By-Laws are incorporated herein by reference to Exhibit (b) of Post-Effective Amendment No. 145 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-180870 and 811-22698), as filed with the Securities and Exchange Commission on June 19, 2017.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 7, 2019

KraneShares Trust

By:	/s/ Jonathan Shelon
Name:	Jonathan Shelon
Title:	Assistant Secretary